Exhibit 99.1
Contact: Michael Attar
Investor Relations
(818) 880-7821
Tekelec Announces Q2 Results:
Achieves Orders of $156.4 Million, Revenue of $133.0 Million, and 1.18 Book-to-Bill;
Agrees to Acquire Remaining Interest in Santera
MORRISVILLE, NC (August 3, 2005)... Tekelec (Nasdaq: TKLC) today reported financial results for its 2005 second quarter.
     Revenue for the second quarter of 2005 was $133.0 million, compared to $95.6 million in the second quarter of 2004. On a GAAP basis, Tekelec’s net income was $5.6 million, or $0.08 per diluted share, for the second quarter of 2005, compared to a net loss of $304,000, or $0.00 per diluted share, in the second quarter of 2004. Non-GAAP net income for the second quarter of 2005, which excludes the effects of acquisition-related amortization, non-cash stock-based deferred compensation, and restructuring and other charges, related to the relocation of corporate headquarters and the consolidation of Taqua’s manufacturing operations, was $9.4 million, or $0.14 per diluted share, compared to non-GAAP net income of $9.4 million, or $0.14 per diluted share, in the second quarter of 2004. Non-GAAP net income for the second quarter of 2004 excludes the effects of acquisition-related amortization, the write-off of in-process research and development related to the Taqua acquisition in April 2004 and restructuring charges related to the relocation of manufacturing operations. Orders received in the second quarter for Tekelec products and services were $156.4 million, compared to $123.6 million in the second quarter in 2004.
     As previously announced today, Tekelec has agreed to purchase the minority interest in Santera for cash in the amount of $75.6 million. The transaction is expected to close in early October 2005.
     Tekelec President and CEO Fred Lax commented, “Tekelec’s results were strong in the second quarter, with orders up 27% year-over-year and up 29% sequentially, and revenue increasing 39% year-over-year and up 11% sequentially. For the eleventh consecutive quarter, strong order volumes provided us with a book-to-bill ratio greater than one.

     “Network Signaling Group revenue increased to $81.5 million, up 20%, compared to $68.0 million in Q2 ’04, and increased 10% sequentially, marking the highest quarterly signaling revenue in the history of the Company. We are pleased to announce that Bell Canada has selected Tekelec’s Eagle 5 Signaling Application System and integrated network monitoring platform to address its evolving signaling requirements as it enhances its core infrastructure. Bell Canada is replacing legacy signaling and monitoring equipment with Tekelec solutions.
     “Switching Solutions Group revenue increased to $33.3 million, up 158%, compared to $12.9 million in Q2 ’04, and increased 34% sequentially, as we added 19 new switching customers during the quarter. In another deployment of our wireless media gateway, Celcom, Malaysia’s largest mobile operator, will be deploying the T8000 as part of an IP-based next-gen switching solution.
     “Communications Software Solutions Group revenue increased to $7.1 million, up 65%, compared to $4.3 million in Q2 ‘04, but declined 26% sequentially, or $2.4 million. As part of a bundled Tekelec solution, Bell Canada is also deploying Tekelec’s network-wide monitoring solution. This implementation will feed the critical business intelligence data required for the applications that run the carrier’s customer care, call center operations and customer settlements processes. In a stand-alone deployment, we are pleased to announce that DTAC Thailand, a leading Thai mobile operator, has selected Tekelec’s Integrated Application Solution for roaming management. This solution will allow DTAC to better understand the performance of its network, resulting in better service delivery and higher customer satisfaction.
     “At Supercomm, we announced our strategy to enable operators to deliver advanced, IP-based services over any fixed or mobile network, utilizing Tekelec’s unique combination of signaling, switching, and applications solutions. Today we are pleased to announce a key milestone in the development of this strategy with the purchase of iptelorg, a German and Czech-based developer of leading edge Session Initiation Protocol (SIP) routing software. This purchase secures a critical IP Multimedia Subsystem (IMS) capability for Tekelec and is part of our strategic focus on providing the same level of carrier-grade reliability, scalability, and innovation to customers’ SIP signaling needs that we already supply for their SS7 networks.

     “Finally, regarding global expansion, approximately 35% of revenues were generated outside the U.S. during the quarter. This international percentage treats all revenue associated with the Alcatel channel as U.S. sourced revenue, although some of the products are destined for international deployment. In a significant validation of our global expansion initiative, we recently announced that FiberHome Technologies Group, one of the largest providers of telecom equipment and services in China, has agreed to integrate the T9000 distributed switching solution into FiberHome’s next-gen network portfolio and to exclusively deploy Tekelec’s media gateway in any mid or large size carrier opportunities. This agreement expands Tekelec’s presence in China, one of the fastest growing telecom markets in the world.”

COMPARATIVE TEKELEC GROUP REVENUES

	Revenue ($ in Millions)
	Q2 2005	Q2 2004
Switching Solutions Group	$33.3	$12.9
Network Signaling Group	$81.5	$68.0
Communications Software Solutions Group (1)	$7.1	$4.3
IEX Contact Center Group	$11.1	$10.4

(1)	As a result of the Steleus acquisition, a new operating group, the Communications Software Solutions Group, was created in Q4 2004. This Group’s products consist of the Steleus solutions and Tekelec’s business intelligence applications and other network element independent solutions that were previously reported as part of the Network Signaling Group. The revenue related to these Network Signaling Group solutions was reclassified from the Network Signaling Group to the Communications Software Solutions Group for 2004. The Communications Software Solutions Group revenue for Q2 2004 does not include any Steleus revenue.
Q3 FINANCIAL GUIDANCE

	Q3 2005 Guidance	Q3 2004 Actual Results
Total Revenue:	$143.0 million — $147.0 million	$106.6 million
GAAP Net Income	$0.10 — $0.13 per diluted share(1)	$0.27 per diluted share(2)

(1)	For the 3rd quarter of 2005, Tekelec expects expenses to include amortization of acquired intangibles, amortization of non-cash stock-based deferred compensation, and restructuring and other charges related to our Hyannis and Corporate relocations in the aggregate amount of approximately $5.0 million, pre-tax. This guidance excludes any potential one-time, non-cash charge for the write-off of acquired in-process research and development related to the iptelorg acquisition.

(2)	Third quarter 2004 net income includes a $2.4 million one-time, non-cash charge for the write-off of acquired in-process research and development related to the VocalData acquisition, a $9.9 million pre-tax gain on Tekelec’s investment in Telica and a $2.2 million pre-tax gain on the settlement of the Catapult convertible notes.
     Lax concluded, “The strong revenue growth and book-to-bill ratio, coupled with the record quarter for our signaling business and success of our next-gen switching initiative, highlight the significant progress we are making executing on our strategy focused on next-gen switching, signaling, value-added applications, and global expansion. I believe that as IMS architected networks are rolled-out, Tekelec’s unique portfolio of solutions will help distinguish us from our competitors. Finally, we will continue to work on improving our operating margins by focusing on gross margin improvement initiatives and by closely managing operating expenses.”

Employment Inducement Stock Options
     On August 2, 2005, 67 new Tekelec employees hired during the second quarter of 2005 and through the date of this earnings release were granted options to purchase a total of 719,850 shares of Tekelec common stock, of which options to purchase 200,000 shares were granted to Ron De Lange, president and general manager of Tekelec’s Network Signaling Group. In addition, in connection with the iptelorg acquisition, 12 iptelorg employees were granted options to purchase a total of 346,535 shares of Tekelec common stock. The total number of shares subject to such options amounts to less than 2% of the outstanding shares of Tekelec common stock. The option grants were made under Tekelec’s 2004 Equity Incentive Plan for New Employees and met the “employment inducement” exception to the Nasdaq rules requiring shareholder approval of equity-based incentive plans.
About Tekelec
     Tekelec is a leading developer of now and next-generation switching and signaling telecommunications solutions, network performance management technology, and value-added applications. Tekelec’s innovative solutions are widely deployed in traditional and next-generation wireline and wireless networks and contact centers worldwide. Corporate headquarters are located in Morrisville, NC with research and development facilities and sales offices throughout the world. For more information, please visit www.tekelec.com.
Non-GAAP Information
     Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, Tekelec generally excludes certain items such as amortization of acquired intangibles, restructuring and other charges, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing our prospects for the future and underlying trends in Tekelec’s operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and to establish operational goals. In addition, since the Company has historically reported non-GAAP measures to the investment community, we believe the inclusion of this information provides consistency in our financial reporting. The attachments to this release provide a reconciliation of non-GAAP net income referred to in this release to the most directly comparable GAAP measure, GAAP net income from continuing operations. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.
Forward-Looking Statements
     Certain statements made in this news release are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. There can be no assurance that the Company’s actual future performance will meet the Company’s expectations. As discussed in the Company’s 2004 Annual Report on Form 10-K and other filings with the SEC, the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s current expectations include, among others: overall telecommunications spending, changes in general economic conditions, unexpected changes in economic, social, or political conditions in the countries in which the Company operates, the timing of significant orders and shipments, the lengthy sales cycle for the Company’s products, the timing of revenue recognition of multiple elements in an arrangement sold as part of a bundled solution, the timing of the convergence of voice and data networks, the success or failure of strategic alliances or acquisitions including the success or failure of the integration of Santera, Taqua, Steleus, VocalData, and iptelorg’s operations with those of the Company, litigation or regulatory matters such as the litigation described in Tekelec’s SEC reports and the costs and expenses associated therewith, the ability of carriers to utilize excess capacity of signaling infrastructure and related products in their networks, the capital spending patterns of customers, the dependence on wireless customers for a significant percentage and growth of the Company’s revenues, the timely development and introduction of new products and services, product mix, the geographic mix of the Company’s revenues and the associated impact on gross margins, market acceptance of new products and technologies, carrier deployment of intelligent network services, the ability of our customers to obtain financing, the level and timing of research and development expenditures, and sales, marketing, and compensation expenses, regulatory changes, and the expansion of the Company’s marketing and support organizations, both domestically and internationally. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Webcast
Tekelec will host a live webcast of the conference call on August 3 at 4:45 p.m. ET. To access the webcast, visit Tekelec’s web site located at www.tekelec.com, enter the Investor Relations section and click on the webcast icon.
Telephone Replay
A telephone replay of the call will also be available for one week after the live call by calling (719) 457-0820, and entering the reservation number, 4307795.

TEKELEC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

	(thousands)
Revenues	$133,044	$95,618	$252,419	$174,488
Costs and expenses:
Cost of goods sold	39,692	23,953	71,294	43,338
Amortization of purchased technology	1,997	2,392	3,752	5,456
Research and development	30,966	24,169	60,972	44,788
Selling, general and administrative	50,942	38,165	98,330	70,436
Acquired in-process research and development	—	8,000	—	8,000
Amortization of intangibles	702	409	1,581	941
Restructuring and other charges (1)	2,503	110	2,760	1,052

Income (Loss) from operations	6,242	(1,580)	13,730	477
Interest and other income (expense), net	426	(353)	(1,092)	115

Income (Loss) before provision for income taxes	6,668	(1,933)	12,638	592
Provision for income taxes (2)	3,942	6,952	9,631	13,205

Income (Loss) before minority interest	2,726	(8,885)	3,007	(12,613)
Minority interest	2,850	8,581	9,225	18,158

Net income (loss)	$5,576	$(304)	$12,232	$5,545

Earnings per share
Basic	$0.08	$0.00	$0.19	$0.09
Diluted	0.08	0.00	0.18	0.09

Weighted average number of shares outstanding:
Basic	65,723	62,458	65,660	62,246
Diluted	67,258	62,458	67,652	65,174
Notes to Condensed Consolidated Statements of Operations (000’s):
(1)	This amount represents restructuring and other costs (e.g., costs associated with duplicate staff during the transition, recruiting fees, etc.) related to the relocation of our corporate headquarters.

(2)	For the three and six months ended June 30, 2004 and 2005, Santera, a majority-owned company, is included in the consolidated results of operations of Tekelec. The consolidated provision for income taxes does not include any benefit from the losses generated by Santera due to the following:

-	Santera’s losses cannot be included on Tekelec’s consolidated federal tax return because its ownership interest in Santera does not meet the threshold to consolidate under income tax rules and regulations.

-	A full valuation allowance has been established on the income tax benefits generated by Santera as a result of Santera’s historical operating losses.

TEKELEC
NON-GAAP (1) STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

	(thousands)
Revenues	$133,044	$95,618	$252,419	$174,488
Costs and expenses:
Cost of goods sold	39,638	24,143	70,904	43,759
Research and development	30,983	24,073	60,826	44,692
Selling, general and administrative	50,015	37,932	96,649	70,203

Income from operations	12,408	9,470	24,040	15,834
Interest and other income (expense), net	426	(353)	252	115

Income before provision for income taxes	12,834	9,117	24,292	15,949
Provision for income taxes (2)	5,836	7,666	12,820	14,806

Income before minority interest	6,998	1,451	11,472	1,143
Minority interest	2,383	7,925	7,649	16,337

Non-GAAP net income	$9,381	$9,376	$19,121	$17,480

Non-GAAP earnings per share
Basic	$0.14	$0.15	$0.29	$0.28
Diluted	0.14	0.14	0.27	0.26

Non-GAAP earnings per share weighted average number of shares outstanding:
Basic	65,723	62,458	65,660	62,246
Diluted (3)	73,619	71,516	74,013	71,535
Notes to Condensed Consolidated Statements of Operations (000’s):
(1)	The above Non-GAAP Statements of Operations exclude the effects of the following:

-	For the three and six months ended June 30, 2005, restructuring and other costs related to the relocation of our corporate headquarters amounting to $2,503 and $2,760, respectively. Included in restructuring and other costs for the three and six months ended June 30, 2005 are $184 of transition costs, consisting primarily of recruiting costs of new personnel, the duplicative salary for the period in which the Company had two personnel performing the same function, travel and other miscellaneous transition costs.

-	For the three and six months ended June 30, 2005, amortization of deferred stock-based compensation related to stock options and restricted stock units granted amounting to $975 and $1,895, respectively.

-	For the three and six months ended June 30, 2005 the amortization of purchased technology and other intangibles related to the acquisition of Taqua, VocalData, Steleus and the majority interest in Santera amounting to $2,688 and $5,655, respectively. The related income tax benefits for the three and six months ended June 30, 2005 were $1,894 and $3,189 respectively.

-	For the six months ended June 30, 2005, the loss on sale of investments amounting to $1,344 relates to the sale of Santera’s holdings of Alcatel shares received in conjunction with warrants exercised in December 2004.

-	For the three and six months ended June 30, 2004, restructuring costs related to the relocation of our manufacturing operations amounted to $110 and $1,052, respectively.

-	For both the three and six months ended June 30, 2004, amortization of deferred stock compensation related to stock options granted amounting to $331.

-	For the three and six months ended June 30, 2004 the amortization of purchased technology and other intangibles related to the acquisition of IEX, Taqua, and majority interest in Santera amounting to $2,609 and $5,974, respectively. The related income tax benefits for the three and six months ended June 30, 2004 were $714 and $1,601, respectively.

-	For the three and six months ended June 30, 2004, the write-off of in-process research and development related to the acquisition of Taqua amounting to $8,000.

(2) The above Non-GAAP Statements of Operations assume an effective income tax rate of 35% for the Tekelec business excluding Santera for the three and six months ended June 30, 2005 and 2004. There were no income tax benefits associated with the losses generated by Santera.
(3) For the three and six months ended June 30, 2005 and June 30, 2004, the calculation of earnings per share includes the add-back to net income of $581 and $1,162, respectively for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. The weighted average number of shares outstanding for both the three and six months ended June 30, 2005 and June 30, 2004 includes 6,361 shares related to the convertible debt using the “if-converted” method

TEKELEC
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2005	2004

	(unaudited)	(unaudited)
	(thousands)
ASSETS
Current assets:
Cash and cash equivalents	$34,549	$48,925
Short-term investments, at fair value	173,478	134,435
Accounts receivable, net	99,817	107,850
Inventories	51,372	33,654
Deferred income taxes, net	13,703	15,804
Prepaid expenses and other current assets	51,482	44,639

Total current assets	424,401	385,307
Long-term investments, at fair value	93,293	93,622
Property and equipment, net	38,083	30,617
Investments in privately-held companies	7,322	7,322
Deferred income taxes	46,829	45,748
Other assets	5,616	6,757
Goodwill, net	128,851	128,732
Intangible assets, net	80,529	83,538

Total assets	$824,924	$781,643

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of deferred revenues	$127,328	$92,182
Other current liabilities	94,081	93,123

Total current liabilities	221,409	185,305
Long-term convertible debt	125,000	125,000
Long-term portion of notes payable	45	78
Long-term portion of deferred revenues	3,852	2,187
Deferred income taxes	18,026	19,586

Total liabilities	368,332	332,156

Minority interest	11,264	20,489

Total shareholders’ equity	445,328	428,998

Total liabilities and shareholders’ equity	$824,924	$781,643

TEKELEC
IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
(unaudited)

	Three Months Ended June 30, 2005
	(thousands)
	GAAP		Adjustments		Non-GAAP

Revenues	$133,044		—		$133,044
Costs and expenses:
Cost of goods sold	39,692		(257	)(1)(2)	39,435
Amortization of purchased technology	1,997		(1,794	)(2)	203

Total cost of sales	41,689		(2,051)		39,638

Gross profit	91,355	68.7%	2,051		93,406		70.2%

Research and development	30,966		17	(1)	30,983
Selling, general and administrative	50,942		(927	)(1)	50,015
Amortization of intangibles	702		(702	)(2)	—
Restructuring and other charges	2,503		(2,503	)(3)	—

Total operating expenses	85,113		(4,115)		80,998

Income (Loss) from operations	6,242		6,166		12,408
Interest and other income (expense), net	426		—		426

Income before provision for income taxes	6,668		6,166		12,834
Provision for income taxes	3,942		1,894	(4)	5,836

Income before minority interest	2,726		4,272		6,998
Minority interest	2,850		(467	)(5)	2,383

Net income	$5,576		3,805		$9,381

Earnings per share
Basic	$0.08				$0.14
Diluted	0.08				0.14
Earnings per share weighted average number of shares outstanding:
Basic	65,723				65,723
Diluted	67,258				73,619	(6)

(1)	The adjustments represent the amortization of deferred stock-based compensation related to stock options and restricted stock units assumed or granted.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisition Taqua, VocalData, Steleus and the majority interest in Santera.

(3)	The adjustment represents restructuring and other costs related to the relocation of our corporate headquarters.

(4)	The adjustments represents the income tax effect of footnotes (1), (2) and (3) in order to reflect our non-GAAP effective tax rate at 35% for the Tekelec business, excluding Santera.

(5)	The adjustment represents the minority interest impact of footnote (2).

(6)	For the three months ended June 30, 2005, the non-GAAP calculation of earnings per share includes the add-back to net income of $581 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the three months ended June 30, 2005 includes 6,361 shares related to the convertible debt using the “if-converted” method.

IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
(unaudited)

	Three Months Ended June 30, 2004
	(thousands)
	GAAP		Adjustments		Non-GAAP

Revenues	$95,618		—		$95,618
Costs and expenses:
Cost of goods sold	23,953		(2	)(1)	23,951
Amortization of purchased technology	2,392		(2,200	)(2)	192

Total cost of sales	26,345		(2,202)		24,143

Gross profit	69,273	72.4%	2,202		71,475		74.8%

Research and development	24,169		(96	)(1)	24,073
Selling, general and administrative	38,165		(233	)(1)	37,932
Acquired in-process research and development	8,000		(8,000	)(2)	—
Amortization of intangibles	409		(409	)(2)	—
Restructuring	110		(110	)(3)	—

Total operating expenses	70,853		(8,848)		62,005

Income (Loss) from operations	(1,580)		11,050		9,470
Interest and other income (expense), net	(353)		—		(353)

Income (Loss) before provision for income taxes	(1,933)		11,050		9,117
Provision for income taxes	6,952		714	(4)	7,666

Income (Loss) before minority interest	(8,885)		10,336		1,451
Minority interest	8,581		(656	)(5)	7,925

Net income (loss)	$(304)		9,680		$9,376

Earnings (loss) per share
Basic	$0.00				$0.15
Diluted	0.00				0.14
Earnings per share weighted average number of shares outstanding:
Basic	62,458				62,458
Diluted	62,458				71,516	(6)

(1)	The adjustments represent the amortization of deferred stock compensation related to the unvested portion of stock options assumed or granted as part of the Taqua acquisition.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisition of IEX, Santera and Taqua and the write-off of in-process research and development related to the acquisition of Taqua.

(3)	The adjustment represents restructuring costs related to the relocation of our manufacturing operation.

(4)	The adjustments represents the income tax effect of footnotes (1), (2) and (3) in order to reflect our non-GAAP effective tax rate at 35% for the Tekelec business, excluding Santera.

(5)	The adjustment represents the minority interest impact of footnote (2).

(6)	For the three months ended June 30, 2004, the non-GAAP calculation of earnings per share includes the add-back to net income of $581 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the three months ended June 30, 2004 includes 6,361 shares related to the convertible debt using the “if-converted” method.

TEKELEC
IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
(unaudited)

	Six Months Ended June 30, 2005
	(thousands)
	GAAP		Adjustments		Non-GAAP

Revenues	$252,419		—		$252,419
Costs and expenses:
Cost of goods sold	71,294		(863	)(1)(2)	70,431
Amortization of purchased technology	3,752		(3,279	)(2)	473

Total cost of sales	75,046		(4,142)		70,904

Gross profit	177,373	70.3%	4,142		181,515		71.9%

Research and development	60,972		(146	)(1)	60,826
Selling, general and administrative	98,330		(1,681	)(1)	96,649
Amortization of intangibles	1,581		(1,581	)(2)	—
Restructuring	2,760		(2,760	)(3)	—

Total operating expenses	163,643		(6,168)		157,475

Income from operations	13,730		10,310		24,040
Interest and other income (expense), net	(1,092)		1,344	(4)	252

Income before provision for income taxes	12,638		11,654		24,292
Provision for income taxes	9,631		3,189	(5)	12,820

Income before minority interest	3,007		8,465		11,472
Minority interest	9,225		(1,576	)(6)	7,649

Net income	$12,232		6,889		$19,121

Earnings per share
Basic	$0.19				$0.29
Diluted	0.18				0.27
Earnings per share weighted average number of shares outstanding:
Basic	65,660				65,660
Diluted	67,652				74,013	(7)

(1)	The adjustments represent the amortization of deferred stock compensation related to stock options and restricted stock units assumed or granted.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisition Taqua, VocalData, Steleus and majority interest in Santera.

(3)	The adjustment represents restructuring and other costs related to the relocation of our corporate headquarters.

(4)	The adjustment represents the a realized loss on the sale of Santera’s holdings of Alcatel shares received in conjunction with warrants exercised in December 2004.

(5)	The adjustments represents the income tax effect of footnotes (1), (2) (3) and (4) in order to reflect our non-GAAP effective tax rate at 35% for the Tekelec business, excluding Santera.

(6)	The adjustment represents the minority interest impact of footnote (2) and (4).

(7)	For the six months ended June 30, 2005, the non-GAAP calculation of earnings per share includes the add-back to net income of $1,162 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the six months ended June 30, 2005 includes 6,361 shares related to the convertible debt using the “if-converted” method.

TEKELEC
IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
(unaudited)

	Six Months Ended June 30, 2004
	(thousands)
	GAAP		Adjustments		Non-GAAP

Revenues	$174,488		—		$174,488
Costs and expenses:
Cost of goods sold	43,338		(2	)(1)	43,336
Amortization of purchased technology	5,456		(5,033	)(2)	423

Total cost of sales	48,794		(5,035)		43,759

Gross profit	125,694	72.0%	5,035		130,729		74.9%

Research and development	44,788		(96	)(1)	44,692
Selling, general and administrative	70,436		(233	)(1)	70,203
Acquired in-process research and development	8,000		(8,000	)(2)	—
Amortization of intangibles	941		(941	)(2)	—
Restructuring	1,052		(1,052	)(3)	—

Total operating expenses	125,217		(10,322)		114,895

Income from operations	477		15,357		15,834
Interest and other income (expense), net	115		—		115

Income from continuing operations before provision for income taxes	592		15,357		15,949
Provision for income taxes	13,205		1,601	(4)	14,806

Income (Loss) from continuing operations before minority interest	(12,613)		13,756		1,143
Minority Interest	18,158		(1,821	)(5)	16,337

Net income	$5,545		11,935		$17,480

Earnings per share
Basic	$0.09				$0.28
Diluted	0.09				0.26
Earnings per share weighted average number of shares outstanding:
Basic	62,246				62,246
Diluted	65,174				71,535	(6)

(1)	The adjustments represent the amortization of deferred stock compensation related to the unvested portion of stock options assumed or granted as part of the Taqua acquisition.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisition of IEX, Taqua, and the majority interest in Santera and the write-off of in-process research and development related to the acquisition of Taqua.

(3)	The adjustment represents restructuring costs related to the relocation of our manufacturing operation.

(4)	The adjustments represents the income tax effects of footnotes (1), (2) and (3) in order to reflect our non-GAAP effective tax rate at 35% for the Tekelec business, excluding Santera.

(5)	The adjustment represents the minority interest impact of footnote (2).

(6)	For the six months ended June 30, 2004, the non-GAAP calculation of earnings per share includes the add-back to net income of $1,162 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the six months ended June 30, 2004 includes 6,361 shares related to the convertible debt using the “if-converted” method.